UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 27, 2007
AMERICAN REPROGRAPHICS COMPANY
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 27, 2007, American Reprographics Company (“ARC”), American Reprographics Company, L.L.C. (“Company”), and certain subsidiaries of Company, as guarantors (“Credit Support Parties”) entered into a Second Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of April 27, 2007 with the lenders from time to time party thereto (“Lenders”), Goldman Sachs Credit Partners L.P. (“GSCP”), as sole lead arranger, sole bookrunner and sole syndication agent, and General Electric Capital Corporation (“GECC”), as administrative agent (the “Second Amendment to Credit Agreement”). The Second Amendment to Credit Agreement amends the Second Amended and Restated Credit Agreement, dated as of December 21, 2005 (the "Credit Agreement"), by and among ARC, Company, American Reprographics Holdings, L.L.C., GSCP, as sole lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, JPMorgan Securities Inc., as joint bookrunner, GECC, as administrative agent and collateral agent, the Credit Support Parties, and the Lenders.
The Second Amendment to Credit Agreement provides for an incremental new term loan, in the amount of $50,000,000, to facilitate ARC’s recent acquisition activities. The Second Amendment to Credit Agreement also revised certain other provisions of the Credit Agreement including:
•	permitting the Company to incur New Term Loan Commitments (as defined in the Credit Agreement) at any time, subject to the achievement of a Leverage Ratio (as defined in the Credit Agreement) on a pro forma basis after giving effect to such New Term Loan Commitments of less than 3.00:1.00 (together with certain existing conditions);

•	increasing the permitted amount of indebtedness with respect to Capital Leases (as defined in the Credit Agreement);

•	permitting certain payments in connection with qualified joint ventures;

•	eliminating the requirement to provide certain monthly reports; and

•	revising certain other provisions.
A copy of the Second Amendment to Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2006, ARC filed a Form 8-K stating that on November 22, 2006 Sathiyamurthy Chandramohan, ARC’s Chief Executive Officer and Chairman of the Board of Directors, notified ARC’s Board of Directors that he intended to retire as Chief Executive Officer effective as of the February 9, 2008 expiration of the term of his employment agreement. The Form 8-K filed on November 29, 2006 also stated that ARC’s Board of Directors approved a succession plan whereby ARC’s current President and Chief Operating Officer, Kumarakulasingam Suriyakumar, shall succeed Mr. Chandramohan as Chief Executive Officer, effective upon Mr. Chandramohan’s retirement.
On April 30, 2007, Mr. Chandramohan announced his resignation as Chief Executive Officer effective June 1, 2007. Pursuant to the succession plan approved by ARC’s Board of Directors on November 22, 2006, Mr. Suriyakumar will become ARC’s Chief Executive Officer effective as of June 1, 2007. Mr. Chandramohan will remain Chairman of the Board of Directors of ARC and remains the single largest individual shareholder of ARC.
A copy of ARC’s press release announcing the accelerated resignation of Mr. Chandramohan as Chief Executive Officer and the appointment of Mr. Suriyakumar as Chief Executive Officer is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On April 27, 2007, American Reprographics Company closed the acquisition of substantially all of the assets of the reprographics division of Imaging Technologies Services, Inc., a Georgia corporation. A copy of the press release announcing the closing of this acquisition is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c)     Exhibits

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of April 27, 2007 by and among American Reprographics Company; American Reprographics Company, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and sole syndication agent, and General Electric Capital Corporation, as administrative agent.

10.2	American Reprographics Company Press Release dated April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of April 23, 2007 by and among American Reprographics Company; American Reprographics Company, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and sole syndication agent, and General Electric Capital Corporation, as administrative agent.

10.2	American Reprographics Company Press Release dated April 30, 2007.